Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 1, 2024, The ONE Group Hospitality, Inc. (the “Company” or “The ONE Group”) acquired 100% of the issued and outstanding equity interests of Safflower Holdings Corp. from Safflower Holdings LLC, for $365.0 million in cash, subject to customary adjustments for pre-closing estimates for indebtedness, cash, net working capital and seller transaction expenses (the “Acquisition”). Safflower Holdings Corp. beneficially owns most of the Benihana restaurants, as well as all of the RA Sushi restaurants, in the United States (collectively, “Benihana”). It also franchises Benihana locations in the U.S., Latin America (excluding Mexico) and the Caribbean.

On May 1, 2024, the Company, The ONE Group, LLC, a wholly owned subsidiary of the Company, and certain other operating subsidiaries of the Company entered into a Credit Agreement (“Credit Agreement”) with Deutsche Bank AG New York Branch, HPS Investment Partners, LLC, HG Vora Capital Management, LLC and certain of their respective affiliates and subsidiaries (collectively, the “Initial Lenders”). The Credit Agreement provides for a $350.0 million senior secured term loan facility (the “Term Loan Facility”) and a $40.0 million senior secured revolving credit facility (the “Revolving Facility”, and together with the Term Loan Facility, the “Facilities”), up to $10.0 million of which will be available in the form of letters of credit. On May 1, 2024, the Company borrowed $350 million under the Term Loan Facility and the Revolving Facility was undrawn.

The Term Loan Facility will not be subject to a financial covenant and the Revolving Facility’s financial covenant will apply only after 35% of the Revolving Facility’s capacity has been drawn.

The Term Loan Facility will bear interest at a margin over a reference rate selected at the option of the borrower. The margin for the Term Loan Facility will be 6.5% per annum for SOFR borrowings and 5.5% per annum for base rate borrowings. The Term Loan Facility will mature on the fifth anniversary of the date of the related loan agreement. The Term Loan Facility is payable in quarterly installments commencing with the fiscal quarter ending September 30, 2024, and are 1% per annum for the first year (through June 30, 2025), then 2.5% per annum for the next two years (through June 30, 2027), then 5% per annum thereafter through maturity on April 30, 2029.

The Revolving Facility will bear interest at a margin over a reference rate selected at the option of the borrower. The margin for the Revolving Facility will be set quarterly based on the Company’s Consolidated Net Leverage Ratio for the preceding four fiscal quarter period and will range from 5.5% to 6.0% per annum for SOFR borrowings and 4.5% to 5.0% for base rate borrowings. The Revolving Facility will mature on the date that is fifty-four months after the date of the related loan agreement.

The Term Loan Facility was used to finance the Acquisition as well as refinance the Company’s existing credit agreement with Goldman Sachs Specialty Lending Group, L.P. and Goldman Sachs Bank USA (the “Refinancing”) and to pay fees and expenses in connection with the Acquisition, the Refinancing, the issuance and sale of the Preferred Stock (as defined below) and incurrence of the Facilities.

On May 1, 2024, pursuant to that certain Investment Agreement dated as of March 26, 2024 by and among the Company, HPC III Kaizen LP and HPS Investment Partners, LLC (the “Investment Agreement”), the Company sold and issued to (a) HPC III Kaizen LP, for $150 million cash, subject to a 5% original issuance discount, 150,000 shares of Preferred Stock (as defined below) in book-entry form, a warrant to purchase 1,786,582 shares of Common Stock of the Company for an exercise price of $0.01 per share, and a warrant to purchase 1,000,000 shares of Common Stock of the Company for an exercise price of $10.00 per share and (b) to the HPS Investors, for $10 million cash in the aggregate, subject to a 5% original issuance discount, securities allocated among the HPS Investors as follows: (i) to HPS Special Situations Opportunity Fund II, L.P., 4,309 shares of such Preferred Stock in book-entry form, a warrant to purchase 51,236 shares of Common Stock of the Company for an exercise price of $0.01 per share, and a warrant to purchase 28,729 shares of Common Stock of the Company for an exercise price of $10.00 per share, (ii) to SSOF II BH US Subsidiary, L.P., 3,961 shares of such Preferred Stock in book-entry form, a warrant to purchase 43,957 shares of Common Stock of the Company for an exercise price of $0.01 per share, and a warrant to purchase 24,604 shares of Common Stock of the Company for an exercise price of $10.00 per share, (iii) to HPS Corporate Lending Fund, 1,000 shares of such Preferred Stock in book-entry form, a warrant to purchase 11,911 shares of Common Stock of the Company for an exercise price of $0.01 per share, and a warrant to purchase 6,667 shares of Common Stock of the Company for an exercise price of $10.00 per share, and (iv) to HPS Corporate Capital Solutions Fund, 1,000 shares of such Preferred Stock in book-entry form, a warrant to purchase 11,911 shares of Common Stock of the Company for an exercise price of $0.01 per share, and a warrant to purchase 6,667 shares of Common Stock of the Company for an exercise price of $10.00 per share, in each case of clauses (a) and (b), in a private placement exempt from registration under the Securities Act of 1933, as amended.

The foregoing description of the Credit Agreement and Investment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Credit Amendment filed on Form 8-K on May 1, 2024 and the Investment Agreement filed on Form 8-K on March 26, 2024.

The following unaudited pro forma condensed combined financial information of the Company gives effect to the acquisition of Benihana which closed on May 1, 2024 (“the Benihana Acquisition”) and the related financing pursuant to the terms of the Credit Agreement and Investment Agreement, all of which are collectively referred to as “the Transaction”. The historical Benihana financial information has been adjusted in the Unaudited Pro Forma Condensed Combined Financial Information to give effect to pro forma events that are: (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The unaudited pro forma condensed combined financial information is intended to reflect the following:

•      The impact of the Benihana Acquisition, which will be accounted for as a business combination in accordance with ASC 805, Business Combinations.

•      The impact of the Credit Agreement, including relevant borrowings.

•      The impact of the Investment Agreement.

•      The repayment of the Company’s outstanding indebtedness.

The following unaudited pro forma condensed consolidated balance sheet gives effect to the Acquisition as if it had occurred on March 31, 2024. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2024 and the fiscal year ended December 31, 2023 give effect to the Acquisition as if it had occurred on January 1, 2023. The unaudited pro forma condensed consolidated financial statements were based on and should be read in conjunction with (i) the unaudited consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024; (ii) the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2023; (iii) the audited consolidated financial statements of Benihana for the fiscal year ended March 31, 2024; and (iv) the notes to the unaudited pro forma condensed consolidated financial statements.

In the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, Benihana’s financial information is presented for the fiscal year ended March 31, 2024 as permitted by SEC rules for combining companies with different fiscal year-ends. In the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024, Benihana’s financial information is presented for the three months ended March 31, 2024. The financial information for the three months ended March 31, 2024 is also included in the financial information for the fiscal year ended March 31, 2024 as permitted by SEC rules for combining companies with different fiscal year-ends.

In the opinion of the Company’s management, the unaudited pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisition and related transactions. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of what actual results of operations would have been had the Acquisition and related transactions been completed as of the dates indicated or that may be achieved in the future due to a variety of factors, including the fact that the determination of the fair value of assets acquired and liabilities assumed and resulting goodwill in the unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2024

(in thousands)

		Benihana
	The ONE Group	as of	Transaction		Pro Forma
	as of	March 31, 2024	Accounting		Condensed
	March 31, 2024	as presented	Adjustments		Combined
Assets
Cash and cash equivalents	$15,374	$18,477	$10,411	4(a)	$44,262
Cash and cash equivalents - restricted	—	499	—		499
Accounts Receivable	12,172	11,521	—		23,693
Inventory	5,395	5,749	—		11,144
Other current assets	4,646	5,567	262	4(b)	10,475
Investment securities, available for sale - restricted	—	35	—		35
Due from related parties, net	376	—	—		376
Total current assets	37,963	41,848	10,673		90,484

Property and equipment, net	147,304	102,375	(1,908)	4(c)	247,771
Operating lease right-of-use assets	87,900	192,209	3,220	4(d)	283,329
Deferred tax assets, net	15,141	47,195	(59,925)	4(e)	2,411
Intangible assets	15,305	77,715	53,185	4(f)	146,205
Goodwill	—	50,804	120,287	4(g)	171,091
Other assets	4,819	2,211	998	4(b)	8,028
Security deposits	883	716	—		1,599
Total assets	$309,315	$515,073	$126,530		$950,918

Total Liabilities, Mezzanine Equity and Stockholders’ Equity
Accounts payable	$15,819	$8,672	$—		$24,491
Accrued expenses	31,525	34,722	(8,025)	4(h)	58,222
Deferred gift card revenue and other	2,006	4,139	—		6,145
Current portion of operating lease liabilities	7,534	23,784	(15,714)	4(d)	15,604
Current portion of long-term debt	1,856	—	769	4(i)	2,625
Other current liabilities	310	—	—		310
Total current liabilities	59,050	71,317	(22,970)		107,397

Operating lease liabilities, net of current portion	113,191	196,947	(25,178)	4(d)	284,960
Long-term debt, net of current portion	70,207	214,410	46,559	4(i)	331,176
Other long-term liabilities	771	4,937	—		5,708
Total liabilities	243,219	487,611	(1,588)		729,242

Mezzanine Equity
Preferred stock	—	—	138,793	4(i)	138,793

Stockholders' Equity
Common stock	3	—	—		3
Treasury stock	(15,051)	—	—		(15,051)
Additional paid-in capital	59,504	140,297	(129,715)	4(j)	70,086
Retained earnings	26,815	(112,835)	119,041	4(j)	33,021
Accumulated other comprehensive loss	(2,998)	—	—		(2,998)
Total stockholders’ equity	68,273	27,462	(10,675)		85,060
Noncontrolling interests	(2,177)	—	—		(2,177)
Total equity	66,096	27,462	(10,675)		82,883
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$309,315	$515,073	$126,530		$950,918

See notes to unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statements of Operations

Three Months Ended March 31, 2024

(in thousands, except share information)

		Benihana
	The ONE Group	Quarter Ended	Transaction		Pro Forma
	Quarter Ended	March 31, 2024	Accounting		Condensed
	March 31, 2024	as presented	Adjustments		Combined
Revenues:
Owned restaurant net revenue	$81,508	$132,034	$—		$213,542
Management, license and incentive fee revenue	3,487	1,203	—		4,690
Total revenues	84,995	133,237	—		218,232

Cost and expenses:
Owned operating expenses:
Owned restaurants cost of sales	18,714	25,854	—		44,568
Owned restaurants operating expenses	49,638	82,468	—		132,106
Total owned operating expenses	68,352	108,322	—		176,674
General and administrative (including stock-based compensation of $1,358 for The ONE Group and $4 for Benihana)	7,534	7,281	—		14,815
Depreciation and amortization	5,260	4,783	(731)	5(a)	9,312
Pre-opening expenses	2,914	242	—		3,156
Transaction costs	1,523	880	—		2,403
Impairment charges	—	8,946	—		8,946
Other expenses	32	452	—		484
Total costs and expenses	85,615	130,906	(731)		215,790
Operating income	(620)	2,331	731		2,442
Other expenses, net:
Interest expense, net of interest income	2,078	8,821	(504)	5(b)	10,395
Total other expenses, net	2,078	8,821	(504)		10,395
Income (loss) before provision (benefit) for income taxes	(2,698)	(6,490)	1,235		(7,953)
Provision (benefit) for income taxes	(268)	(58,974)	60,018	5(c)	776
Net income (loss)	(2,430)	52,484	(58,783)		(8,729)
Less: net loss attributable to noncontrolling interest	(361)	—	—		(361)
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$(2,069)	$52,484	$(58,783)		$(8,368)

Basic net income (loss) per share	$(0.07)				$(0.27)
Diluted net income (loss) per share	$(0.07)				$(0.27)

Shares used in computing basic earnings per share	31,306,417				31,306,417
Shares used in computing diluted earnings per share	31,306,417				31,306,417

See notes to unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended December 31, 2023

(in thousands, except share information)

		Benihana
	The ONE Group	Fiscal Year Ended	Transaction		Pro Forma
	Fiscal Year Ended	March 31, 2024	Accounting		Condensed
	December 31, 2023	as presented	Adjustments		Combined
Revenues:
Owned restaurant net revenue	$317,366	$527,549	$—		$844,915
Management, license and incentive fee revenue	15,403	2,591	—		17,994
Total revenues	332,769	530,140	—		862,909

Cost and expenses:
Owned operating expenses:
Owned restaurants cost of sales	75,727	104,370	—		180,097
Owned restaurants operating expenses	191,250	329,047	—		520,297
Total owned operating expenses	266,977	433,417	—		700,394
General and administrative (including stock-based compensation of $5,032 for The ONE Group and $33 for Benihana)	30,751	33,490	—		64,241
Depreciation and amortization	15,664	17,147	(939)	5(a)	31,872
Pre-opening expenses	8,855	2,519	—		11,374
Transaction costs	207	1,748	—		1,955
Impairment charges	—	8,946	—		8,946
Other expenses	1,021	1,887	—		2,908
Total costs and expenses	323,475	499,154	(939)		821,690
Operating income	9,294	30,986	939		41,219
Other expenses, net:
Interest expense, net of interest income	7,028	35,370	(4,598)	5(b)	37,800
Total other expenses, net	7,028	35,370	(4,598)		37,800
Income (loss) before provision (benefit) for income taxes	2,266	(4,384)	5,537		3,419
Provision (benefit) for income taxes	(1,760)	(57,897)	60,340	5(c)	683
Net income	4,026	53,513	(54,803)		2,736
Less: net loss attributable to noncontrolling interest	(692)	—	—		(692)
Net income attributable to The ONE Group Hospitality, Inc.	$4,718	$53,513	$(54,803)		$3,428

Basic net income per share	$0.15				$0.11
Diluted net income per share	$0.15				$0.11

Shares used in computing basic earnings per share	31,556,437				31,556,437
Shares used in computing diluted earnings per share	32,287,864				32,287,864

See notes to unaudited pro forma condensed combined financial information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet and statements of operations were derived from the historical audited and unaudited consolidated financial statements of the Company and Benihana. The unaudited pro forma condensed combined balance sheet as of March 31, 2024 assumes the Transaction occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations assume the Transaction occurred on January 1, 2023, the first day of the Company’s most recent fiscal year.

The historical consolidated financial information has been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are directly attributable to the business combination. There were no material transactions between the Company and Benihana during the periods presented that would need to be eliminated.

The unaudited pro forma combined financial information provided are for illustrative purposes only, and do not purport to represent what the combined company’s financial position or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Refer to Note 6 – Pro Forma Non-GAAP for the anticipated impact of future planned cost savings initiatives following the completion of the business combination.

The unaudited pro forma combined financial information reflects the acquisition method of accounting prescribed by ASC 805, Business Combinations (“ASC 805”). The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements are highly subjective and it is possible the application of reasonable judgment could result in different assumptions causing a range of alternative estimates using the same facts and circumstances.

ASC 805 requires the determination of the accounting acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. The ONE Group has been identified as the acquirer for accounting purposes based on the facts and circumstances specific to the Transaction. As a result, The ONE Group will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and liabilities of Benihana. For purposes of the unaudited condensed combined financial information, management made a preliminary allocation of the consideration paid to the assets acquired and liabilities assumed based on the information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. Accordingly, the pro forma adjustments related to the allocation of consideration paid are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined balance sheets and pro forma condensed combined statements of operations in the Current Report on Form 8-K/A. Management expects to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from May 1, 2024. The finalization of the purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could be material.

Footnotes Related to the Benihana Acquisition

Note 2 – Accounting Policy Alignment and Reclassifications

During the preparation of the unaudited pro forma condensed combined financial information, the Company performed an analysis of Benihana’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the financial statement presentation of the Company. With the information currently available, the Company has determined that there are adjustments necessary to conform Benihana’s financial statements to the accounting policies used by the Company. Additionally, certain reclassifications have been made to conform Benihana’s financial information presentation to that of the Company as indicated in the tables below. The reclassification adjustments to conform Benihana’s financial information presentation to that of the Company have no impact on net assets or net income.

Reclassifications in the unaudited pro forma condensed combined balance sheet as of March 31, 2024 are presented below (in thousands):

				Benihana
	Benihana	Reclassifications		as of
	as of	to the Company's		March 31, 2024
	March 31, 2024	Presentation		as presented
Assets
Cash and cash equivalents	$27,177	$(8,700)	(a)	$18,477
Cash and cash equivalents - restricted	499	—		499
Accounts Receivable	4,061	7,460	(a), (c)	11,521
Inventory	5,749	(1,109)	(g)	4,640
Other current assets	5,567	—		5,567
Investment securities, available for sale - restricted	35	—		35
Due from related parties, net	—	—		—
Total current assets	43,088	(2,349)		40,739

Property and equipment, net	102,375	1,109	(g)	103,484
Operating lease right-of-use assets	192,209	—		192,209
Deferred tax assets, net	47,195	—		47,195
Intangible assets	79,366	(1,651)	(d)	77,715
Goodwill	50,804	—		50,804
Other assets	1,276	935	(b)(d)	2,211
Security deposits	—	716	(b)	716
Total assets	$516,313	$(1,240)		$515,073

Total Liabilities, Mezzanine Equity and Stockholders’ Equity
Accounts payable	$8,672	$—		$8,672
Accrued expenses	38,861	(4,139)	(e)	34,722
Deferred gift card revenue and other	—	4,139	(e)	4,139
Current portion of operating lease liabilities	23,784	—		23,784
Current portion of long-term debt	—	—		—
Other current liabilities	—	—		—
Total current liabilities	71,317	—		71,317

Operating lease liabilities, net of current portion	197,337	(390)	(c)(f)	196,947
Long-term debt, net of current portion	214,410	—		214,410
Deferred tax liabilities, net	—	—		—
Finance lease obligation	850	(850)	(f)	—
Other long-term liabilities	4,937	—		4,937
Total liabilities	488,851	(1,240)		487,611

Mezzanine Equity
Preferred stock	—	—		—

Stockholders' Equity
Common stock	—	—		—
Treasury stock
Additional paid-in capital	140,297	—		140,297
Retained earnings	(112,835)	—		(112,835)
Accumulated other comprehensive income	—	—		—
Total stockholders’ equity	27,462	—		27,462
Noncontrolling interests	—	—		—
Total equity	27,462	—		27,462
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$516,313	$(1,240)		$515,073

(a)	Represents reclassification of $8,700,000 from cash and cash equivalents to accounts receivable for credit card transactions that are typically received within 1-3 business days.
(b)	Represents reclassification of $716,000 in deposits from other assets to security deposits.
(c)	Represents reclassification of $1,240,000 from accounts receivable to operating lease liabilities, net of current portion for tenant improvement allowances expected to be received from landlords.
(d)	Represents reclassification of $1,651,000 from intangible assets to other assets for premium on liquor licenses.
(e)	Represents reclassification of $4,139,000 from accrued expenses to deferred gift card revenue and other for unredeemed gift cards and advance party deposits.
(f)	Represents reclassification of $850,000 from finance lease obligation to operating lease liabilities, net of current portion.
(g)	Represents reclassification of $1,109,000 of restaurant smallwares from inventory to property and equipment, net.

Reclassifications in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 (in thousands):

				Benihana
	Benihana	Reclassifications		Quarter Ended
	Quarter Ended	to the Company's		March 31, 2024
	March 31, 2024	Presentation		as presented
Revenues:
Owned restaurant net revenue	$132,592	$(558)	(a)	$132,034
Management, license and incentive fee revenue	1,203	—		1,203
Other revenue	(558)	558	(a)	—
Total revenues	133,237	—		133,237

Cost and expenses:
Owned operating expenses:
Owned restaurants cost of sales	25,854	—		25,854
Owned restaurants operating expenses	87,122	(4,654)	(b)	82,468
Total owned operating expenses	112,976	(4,654)		108,322
General and administrative (including stock-based compensation of $4)	8,742	(1,461)	(b)(c)(d)	7,281
Depreciation and amortization	—	4,783	(b)	4,783
Pre-opening expenses	242	—		242
Transaction costs	—	880	(c)	880
Impairment charges	8,946	—		8,946
Other expenses	—	452	(d)	452
Total costs and expenses	130,906	—		130,906
Operating income	2,331	—		2,331
Other expenses, net:
Interest expense, net of interest income	8,821	—		8,821
Total other expenses, net	8,821	—		8,821
Income (loss) before provision (benefit) for income taxes	(6,490)	—		(6,490)
Provision (benefit) for income taxes	(58,974)	—		(58,974)
Net income	52,484	—		52,484
Less: net loss attributable to noncontrolling interest	—	—		—
Net income	$52,484	$—		$52,484

(a)	Represents the reclassification of $588,000 from other revenue to owned restaurant net revenues associated with reversal of gift card breakage revenue.
(b)	Represents the reclassification of depreciation and amortization of $4,654,000 from owned restaurant operating expenses and $129,000 from general and administrative to depreciation and amortization.
(c)	Represents the reclassification of $880,000 from general and administrative to transaction costs for fees and expenses associated with the Acquisition.
(d)	Represents the reclassification of $452,000 from general and administrative to other expenses primarily related to litigation expenses.
(e)	Represents $8,946,000 in impairment charges of the property and equipment and right of use assets primarily for three RA Sushi restaurants.

Reclassifications in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 (in thousands):

				Benihana
	Benihana	Reclassifications		Fiscal Year Ended
	Fiscal Year Ended	to the Company's		March 31, 2024
	March 31, 2024	Presentation		as presented
Revenues:
Owned restaurant net revenue	$527,445	$104	(a)	$527,549
Management, license and incentive fee revenue	2,591	—		2,591
Other revenue	104	(104)	(a)	—
Total revenues	530,140	—		530,140

Cost and expenses:
Owned operating expenses:
Owned restaurants cost of sales	104,370	—		104,370
Owned restaurants operating expenses	346,149	(17,102)	(b)	329,047
Total owned operating expenses	450,519	(17,102)		433,417
General and administrative (including stock-based compensation of $33)	37,170	(3,680)	(b)(c)(d)	33,490
Depreciation and amortization	—	17,147	(b)	17,147
Pre-opening expenses	2,519	—		2,519
Transaction costs	—	1,748	(c)	1,748
Impairment charges	8,946	—		8,946
Other expenses	—	1,887	(d)	1,887
Total costs and expenses	499,154	—		499,154
Operating income	30,986	—		30,986
Other expenses, net:
Interest expense, net of interest income	35,370	—		35,370
Total other expenses, net	35,370	—		35,370
Income (loss) before provision (benefit) for income taxes	(4,384)	—		(4,384)
Provision (benefit) for income taxes	(57,897)	—		(57,897)
Net income	53,513	—		53,513
Less: net loss attributable to noncontrolling interest	—	—		—
Net income	$53,513	$—		$53,513

(a)	Represents the reclassification of $104,000 from other revenue to owned restaurant net revenues associated with gift card breakage revenue.
(b)	Represents the reclassification of depreciation and amortization of $17,102,000 from owned restaurant operating expenses and $45,000 from general and administrative to depreciation and amortization.
(c)	Represents the reclassification of $1,748,000 from general and administrative to transaction costs for fees and expenses associated with the Acquisition.
(d)	Represents the reclassification of $1,887,000 from general and administrative to other expenses primarily related to litigation expenses.
(e)	Represents $8,946,000 in impairment charges of the property and equipment and right of use assets primarily for three RA Sushi restaurants.

Note 3 – Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair value of Benihana’s assets that were acquired and liabilities assumed. The following table summarizes the preliminary calculation of consideration transferred and the allocation of the purchase price to the net assets acquired (amounts in thousands):

Preliminary purchase consideration:
Contractual purchase price	$365,000
Cash acquired at closing	26,402
Pro forma preliminary consideration paid	$391,402

Net assets acquired:
Total current assets	$38,414
Property and equipment	101,712
Right-of-use operating assets	195,429
Intangible assets	130,900
Other assets	2,899
Current liabilities	(52,066)
Deferred tax liabilities	(12,730)
Other liabilities	(4,408)
Operating lease liabilities	(179,839)
Total net assets acquired	$220,311

Goodwill	$171,091

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of the Pro Forma Balance Sheet Date

(a)	Cash and cash equivalents – The increase in cash and cash equivalents was determined as follows (amounts in thousands):

Sources	Amount	Uses	Amount
Term loan	$350,000	Consideration, transferred, net of cash acquired	$391,402
Preferred stock and warrants	160,000	Repayment of the Company's debt, interest and loss on debt extinguishment	76,397
		Credit agreement original issuance discount and issuance costs	18,051
		Preferred stock original issuance discount	8,000
		Fees and expenses	5,739
		Cash to the Company's pro forma balance sheet	10,411
Total Sources	$510,000	Total Uses	$510,000

(b)

Other current assets and Other assets – The increase represents issuance costs associated with the $40 million revolver provided for under the Credit Agreement partially offset by the write-off of issuance costs associated with the Company’s debt that was repaid.

(c)

Property and equipment, net – The change in property and equipment represents the change from Benihana’s historical net book value to the preliminary estimated fair value as follows (amounts in thousands):

	Estimated		Reclassification	Adjusted
	Preliminary	Historical	to the Company's	Historical	Pro Forma
Asset Class	Fair Value	Book Value	Presentation	Book Value	Adjustment
Leasehold improvements	$71,229	$196,910	$159	$197,069	$(125,840)
Building	—	159	(159)	—	—
Equipment	14,473	37,155	—	37,155	(22,682)
Furniture and fixtures	8,017	21,932	—	21,932	(13,915)
Construction in progress	6,884	6,884	—	6,884	—
Restaurant smallwares	1,109	1,109	—	1,109	—
Accumulated depreciation	—	(160,529)	—	(160,529)	160,529
Total property and equipment, net	$101,712	$103,620	$—	$103,620	$(1,908)

(d)

Operating lease right-of-use assets and liabilities – The change in the lease asset and liability represents the change from Benihana’s book value to the estimated preliminary fair value of $195.4 million.

(e)

Deferred tax assets, net - The decrease in deferred tax assets, net of $59.9 million reflects the reversal of the valuation allowance that was released by the previous owner as the Company is in the process of evaluating the realizability of the deferred tax assets under its ownership.

(f)

Intangible assets – The increase in intangible assets of $53.2 million represents the fair value assigned to the Benihana tradename of $125.0 million, RA Sushi tradename of $5.0 million and existing franchise rights of $0.9 million.

(g)

Goodwill – The goodwill balance presented of $171.1 million is a preliminary estimate resulting from the excess of consideration transferred and the estimated net fair value of the assets acquired and liabilities assumed in the Acquisition.

(h)	Accrued expenses – The reduction in accrued expenses reflects transaction costs that were paid by the seller upon the closing of the Transaction.
(i)	Financing transactions – The Transaction had the following effect on the unaudited pro forma condensed combined balance sheet:
•	Repayment of the Company’s outstanding indebtedness of $76.4 million including accrued interest and loss on extinguishment of debt.
●	Repayment by the seller of Benihana’s outstanding indebtedness of $217.7 million including accrued interest.
•	Write-off of debt issuance costs of $1.7 million.
•

Borrowings under the Credit Agreement which provides for a $350.0 million term loan and a $40.0 million revolver, of which none was drawn at the acquisition date, offset by original issue discount and debt issuance costs of $18.1 million.

•

Issuance of 160,000 shares of Series A preferred stock under the Investor Agreement for $160.0 million, partially offset by original issue discount of $8.0 million, $9.6 million fair value for 1,905,687 shares of penny warrants, and $1.0 million fair value for 1,066,667 shares of market warrants.

(j)

Stockholders’ equity – The change in the equity balance primarily represents $27.5 million for the elimination of Benihana’s historical equity balance, $10.6 million issuance of penny warrants and market warrants as part of the Investor Agreement and transaction costs paid as part of the Acquisition.

Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2024 and the Year Ended December 31, 2023

(a)

Depreciation and amortization – The net decrease in depreciation and amortization expense of $0.7 million for the three months ended March 31, 2024 and $0.9 million for the year ended December 31, 2023 was determined as follows, based on preliminary estimates of fair value and estimated useful lives (amounts in thousands):

		Estimated	Three Months	Year Ended
	Useful Life	Preliminary	Ended March 31,	December 31,
Asset Class	Years	Fair Value	2024	2023
Leasehold improvements	8	$71,229	$2,482	$9,928
Equipment	3-8	14,473	1,144	4,575
Furniture and fixtures	5-6	8,017	475	1,901
Construction in progress	—	6,884	—	—
Restaurant smallwares	—	1,109	—	—
Total recalculated depreciation expense		$101,712	$4,101	$16,404
Less: Historical Benihana depreciation expense			4,783	17,147
Total pro forma adjustment to depreciation expense			(682)	(743)

Intangible assets - Indefinite lives	Indefinite	130,000	—	—
Intangible assets - Definite lives	15	$900	15	60
Less: Historical Benihana amortization expense			64	256
Total pro forma adjustment to amortization expense			(49)	(196)

Total pro forma adjustment to depreciation and amortization expense			$(731)	$(939)

(b)

Interest – The decrease in interest expense of $0.5 million for the three months ended March 31, 2024 and $4.6 million for the year ended December 31, 2023 was based upon the interest rate per the Credit Agreement of SOFR + 6.50%. For purposes of calculating interest expense, the SOFR rate as of the beginning of each fiscal year was utilized.

(c)

Provision (benefit) for income taxes - The increase in income taxes of $59.9 million reflects the reversal of the valuation allowance that was released by the previous owner as the Company is in the process of evaluating the realizability of the deferred tax assets under its ownership and the estimated impact of the pro forma adjustments using an estimated tax rate of 7.5%. The Company’s effective tax rate could be materially different from the rate presented in this unaudited pro forma condensed financial information.

Note 6 –Pro Forma Non-GAAP Measures for the Three Months Ended March 31, 2024 and the Year Ended December 31, 2023

The tables below show management’s estimate of the expected cost savings related to the Company’s plans to leverage its supply chain across the combined company to reduce cost of sales for food and beverage products. The Company also anticipates cost savings associated with costs that may be reduced or eliminated for duplicative expenses and the consolidation of support operations. The Company expects to generate approximately $20 million annually in synergies.

The adjustments shown below include those that management deemed necessary for a fair statement of the pro forma information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Securities Exchange Act of 1934. Actual results could differ materially from what is presented below as efforts to integrate Benihana’s operations in the Company’s progress.

For the three months ended March 31, 2024 (in thousands, except for share information):
				Diluted
			Diluted earnings	weighted
	Net loss		per share	average shares
Pro forma combined - net income attributed to The ONE Group Hospitality, Inc.	$(8,368)		$(0.27)	31,306,417
Management's adjustments
Cost savings: Owned restaurants cost of sales	2,000	(a)
Cost savings: Owned restaurants operating expenses	500	(b)
Cost savings: General and administrative	2,500	(c)
Tax effect	(375)
Pro forma combined net loss after management's adjustments	$(3,743)		$(0.12)	31,306,417

For the year ended December 31, 2023 (in thousands except for share information):
				Diluted
			Diluted earnings	weighted
	Net income		per share	average shares
Pro forma combined - net income attributed to The ONE Group Hospitality, Inc.	$3,428		$0.11	32,287,864
Management's adjustments
Cost savings: Owned restaurants cost of sales	8,000	(a)
Cost savings: Owned restaurants operating expenses	2,000	(b)
Cost savings: General and administrative	10,000	(c)
Tax effect	(1,500)
Pro forma combined net income after management's adjustments	$21,928		$0.68	32,287,864

(a)	Owned restaurants cost of sales - Cost savings related to the Company’s plans to leverage the buying power of the combined company to reduce cost of sales for food and beverage products and increase the volume of vendor rebates. The Company’s estimated cost savings are primarily based upon an analysis of anticipated cost savings for beef and seafood items. The Company expects to realize the cost savings within the next twelve months.

(b)	Owned restaurants operating expenses - Cost savings related to the Company’s plans to leverage the buying power of the combined company to negotiate contracts for lower pricing for restaurant operating supplies such as smallwares, paper supplies and linens. The Company also expects cost savings from consolidating information technology systems and vendors for such services. The Company expects to realize the cost savings within the next twelve months.

(c)	General and administrative - Cost savings related to the Company’s plans to consolidate professional service vendors, reduce or eliminate duplicative positions and consolidate operational support offices. The Company’s expected cost savings are based upon an evaluation of the needs of the combined company for legal, accounting and other professional services, including the consolidation of insurance programs, the elimination of duplicative positions, such as Benihana’s chief executive officer, and consolidation of support functions such as the call center. The Company has realized approximately $2.5 million of cost savings and expects to realize the remaining cost savings within the next twelve months.

Adjusted EBITDA. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation and certain transactional and exit costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of pro forma combined net income after management’s adjustments to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	Three Months	Year Ended
	Ended March 31,	December 31,
	2024	2023
Pro forma combined net income after management's adjustments	$(3,743)	$21,928
Net loss attributable to noncontrolling interest	(361)	(692)
Net income	(4,104)	21,236
Interest expense, net of interest income	10,395	37,800
(Benefit) provision for income taxes	776	683
Depreciation and amortization	9,312	31,872
EBITDA	16,379	91,591
Pre-opening expenses	3,156	11,374
Stock-based compensation	1,362	5,065
Transaction costs	2,403	1,955
Impairment charges	8,946	8,946
Non-cash rent	151	214
Other expenses	484	2,908
Adjusted EBITDA	32,881	122,053
Adjusted EBITDA attributable to noncontrolling interest	(262)	(339)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$33,143	$122,392

Adjusted Net Income.  Adjusted Net Income is defined as net income before impairment charges, transaction costs, non-recurring costs, non-cash rent during the pre-opening period, other expenses and the income tax effect of any adjustments.

The Company believes that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents the calculation of Adjusted Net Income for the periods indicated (amounts in thousands, except share numbers):

	The ONE Group Quarter Ended March 31, 2024	Pro Forma Condensed Combined Quarter Ended March 31, 2024	The ONE Group Fiscal Year Ended December 31, 2023	Pro Forma Condensed Combined Fiscal Year Ended December 31, 2023
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$(2,069)	$(8,368)	$4,718	$3,428
Adjustments:

Non-recurring and non-cash pre-opening expenses (1)	341	753	2,093	2,579
Transaction and exit costs	1,523	2,403	207	1,955
Impairment charges	-	8,946	-	8,946
Other expenses	32	484	1,021	2,908
Adjusted net income (loss) before income taxes	(173)	4,218	8,039	19,815
Income tax effect on adjustments (2)	(398)	(944)	(249)	(1,229)
Adjusted net income (loss) attributable to The One Group Hospitality, Inc.	$(571)	$3,274	$7,790	$18,586

Adjusted net income (loss) per share: Basic	$(0.02)	$0.10	$0.25	$0.59
Adjusted net income (loss) per share: Diluted	$(0.02)	$0.10	$0.24	$0.58

Shares used in computing basic income (loss) per share	31,306,417	31,306,417	31,556,437	31,556,437
Shares used in computing diluted income (loss) per share	31,306,417	31,681,725	32,287,864	32,287,864

(1) Non-recurring and non-cash pre-opening expenses relate to non-recurring travel expenses for our training teams and new venue employees training at other locations and non-cash rent expensed during the pre-opening period.

(2) Reflects the estimated tax expense associated with the adjustments for the three and twelve months ended March 31, 2024, and December 31, 2023.